Exhibit 12

                       UNITED STATES CELLULAR CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES


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                                                   Six Months
                                                     Ended
                                                 June 30, 1999
                                             ---------------------
                                             (Dollars in thousands)

EARNINGS
   Income from Continuing Operations before
     income taxes                                  $ 379,127
      Add (Deduct):
        Minority Share of Cellular Losses                (50)
        Earnings on Equity Method                    (13,834)
        Distributions from Minority Subsidiaries      12,684
                                                   ---------
                                                   $ 377,927

      Add fixed charges:
        Consolidated interest expense                 18,200
        Deferred debt expense                            408
        Interest Portion (1/3) of Consolidated
          Rent Expense                                 4,038
                                                   ---------
                                                   $ 400,573
                                                   =========
FIXED CHARGES
   Consolidated interest expense                      18,200
   Deferred debt expense                                 408
   Interest Portion (1/3) of Consolidated
      Rent Expense                                     4,038
                                                   ---------
                                                   $  22,646
                                                   =========

RATIO OF EARNINGS TO FIXED CHARGES                     17.69
                                                   =========

   Tax-Effected Preferred Dividends                $      61
   Fixed Charges                                      22,646
                                                   ---------
      Fixed Charges and Preferred Dividends        $  22,707
                                                   =========

RATIO OF EARNINGS TO FIXED CHARGES
   AND PREFERRED DIVIDENDS
                                                       17.64
                                                   =========

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